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                                                                   EXHIBIT 10.42


                                RELEASE AGREEMENT
                                -----------------

         THIS RELEASE AGREEMENT (the "Agreement") is made and entered into by and between Glenn Buxton ("Buxton") and Horseshoe Gaming, L.L.C. (the "Company"). All capitalized terms used but not defined herein shall have the meanings set forth in the Unit Option Agreement (as defined below).

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the parties entered into a Unit Option Agreement dated February 1, 1997 ("Unit Option Agreement") whereby the Company granted Buxton an Option to purchase 126,245 units of the Company (the "Units") at a price of $3.47 per Unit, or .134334% of the Company at a purchase price of $470,169;

         WHEREAS, pursuant to paragraph 13 of the Unit Option Agreement Buxton has the right to require the Company to purchase back his Units in the Company (the "Put Right"); and

         WHEREAS, the Company is party to an agreement pursuant to which it may acquire (the "Acquisition") Empress Casino Hammond Corporation, an Indiana corporation ("Empress Hammond"), and Empress Casino Joliet Corporation, an Illinois corporation ("Empress Joliet"), both of which are subsidiaries of Empress Entertainment, Inc., a Delaware corporation (collectively, "Empress").

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and the consideration of the monies paid and other representations made in conjunction herewith, the parties to this Agreement agree as follows:

         1. Buxton hereby exercises his option to purchase all of the Units pursuant to the Unit Option Agreement.

         2. Simultaneously with Buxton's exercise of the Option, Buxton hereby exercises his Put Right pursuant to paragraph 13 of the Unit Option Agreement. The Company hereby waives any requirements of written notice set forth in the Unit Option Agreement, and further waives the condition that the Put Right can be exercised only in the event of termination of Buxton's employment.

         3. The Company shall purchase the Units owned by Buxton for an amount determined as follows:

         Percentage interest is .134334%
         Fair market value of Company        $470 m multiplied by .134334% = $ 631,370.00
         Less initial minimum value          $350 m multiplied by .134334% = $(470,169.00)
                                             ----                            ------------
                                                                             $ 161,201.00

Such fair market value of the Company has been fully negotiated between the parties and which price the parties agree constitutes the Fair Market Value of the Units (all as set forth in and required by Paragraph 13 of the Unit Option
Plan).

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         4. Buxton hereby unconditionally releases and discharges the Company from any and all claims, known or unknown, directly or indirectly related to or in any way connected with (i) the Unit Option Agreement, (ii) Buxton's exercise of the Option; (iii) Buxton's exercise of the Put Right, (iv) Buxton's ownership of the Units, and (v) this Agreement and all of the agreements, documents and instruments to be executed and delivered in connection with this Agreement. Buxton acknowledges and agrees that following the consummation of the transaction contemplated by this Agreement, he shall have no rights of any kind to acquire units in the Company or any of its affiliates or subsidiaries; provided however, that Buxton shall have the rights, if any, afforded to him under the Company's option plan to be first effective on or after January 1, 1999.

         5. If the Acquisition is closed (the date of such closing being referred to as the "Acquisition Closing Date"), the Company shall pay Buxton in addition to the Purchase Price an amount equal to $40,300 (the "Additional Amount"). The parties hereto agree that the Acquisition shall be deemed to have closed in any of the following circumstances: (i) the Acquisition is consummated in accordance with its terms or as may be amended by the parties to the Acquisition agreement, or their successors, assignees or transferees; (ii) the Company renegotiates the agreement relating to the Acquisition so as to allow the merger to be consummated as to either Empress Hammond or Empress Joliet and the merger is then consummated with either Empress Hammond or Empress Joliet;
(iii) the Company combines with another party such that the Acquisition is consummated with the Company obtaining Empress Hammond or Empress Joliet and the other party obtaining the other; (iv) the Company consummates the Acquisition in accordance with its terms or as may be amended by the parties to that agreement, but either Empress Hammond or Empress Joliet is spun off such that the Company is combined with only one; or (v) the Company sells or transfers its interest in the Acquisition agreement to an unrelated third party. The Additional Amount shall be paid, together with the final payment, within forty-five (45) days of Acquisition Closing Date.

         6. This Agreement shall be construed under and governed by the laws of the State of Delaware without regard to the conflict of law provisions thereof.

         7. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall be deemed one Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of this _____ day of July, 1999.

                                            "BUXTON"


                                            ------------------------------------
                                            Glenn Buxton

                                            "COMPANY"

                                            HORSESHOE GAMING, L.L.C.

                                            By:  Horseshoe Gaming, Inc.,
                                                 its Manager


                                            By:
                                                 -------------------------------
                                                 Kirk Saylor, Chief Financial
                                                 Officer


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